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                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "LABARGE, INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF OCTOBER, A.D. 1995, AT 10 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.















                                              /s/ Edward J. Freel
              [SECRETARY OF STATE SEAL]      -----------------------------------
                                             Edward J. Freel, Secretary of State


0672724  8100                                 AUTHENTICATION:    7694608

                                                        DATE:
950251563                                                        10-31-95



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                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 LABARGE, INC.

                                _______________

     LaBarge, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (originally incorporated in the State of Delaware on February 19, 1968 under the name Interim Electronics Inc.),

     DOES HEREBY CERTIFY:

     That at a meeting of the Board of Directors of said corporation duly held on October 26, 1995, the Board of Directors adopted a Restated Certificate of Incorporation for said corporation. The Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between the provisions of said Certificate as amended and the provisions of the Restated Certificate of Incorporation. The Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, and is set forth in its entirety as follows:

     FIRST:  The name of the corporation is

                      LaBARGE, INC.

     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, in the County of New Castle, and the name of the registered agent of the corporation in the Sate of Delaware at such address is THE CORPORATION TRUST COMPANY.



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     THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of common stock which the corporation shall have authority to issue is 20,000,000. The par value of each of such shares of common stock is 1c.. The total number of shares of preferred stock which the corporation shall have authority to issue is 2,000,000 shares. The par value of each such share of preferred stock is $1.00 per share. The preferred stock may be issued from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors from time to time, pursuant to the authority hereby given. A copy of such resolution or resolutions shall be set forth in a certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series. All shares of any one series of preferred stock shall be alike in every particular. So long as any Class A and Class B Cumulative Exchangeable Preferred Stock shall be issued and outstanding, it shall have the Preferences and Rights set forth on the Certificate of Designation filed with the Delaware Secretary of State on December 24, 1986.

        FIFTH: The name and the mailing address of the incorporator is as follows:

           NAME                          MAILING ADDRESS

     R. G. Dickerson                    229 South State Street
                                        Dover, Delaware

     SIXTH:  The corporation is to have perpetual existence.



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     SEVENTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

           1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the





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     corporation, shall be vested in its Board of Directors.  No election of directors need be by written ballot.

           2. The power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

     NINTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     TENTH: As to the following matters, the affirmative vote of two-thirds (2/3's) of the shares entitled to vote shall be required to approve any proposed stockholder action which otherwise requires stockholder approval under the Delaware General Corporation Law: (a) to sell, exchange, transfer or otherwise dispose of all or substantially all of the corporation's property and assets; (b) to dissolve or liquidate the corporation; (c) to merge or consolidate the corporation with or into another corporation; or (d) to amend, alter or delete from the Certificate of Incorporation this Article TENTH or the paragraph numbered "2" of Article EIGHTH hereof.





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     IN WITNESS WHEREOF, LaBarge, Inc. has caused this Restated Certificate of
Incorporation to be signed by Craig E. LaBarge, its President, and attested by William J. Maender, its Secretary this 26th day of October, 1995.

                                 LaBARGE, INC.


Attest:  William J. Maender      By  Craig E. LaBarge
        ---------------------       ----------------------------
             Secretary              Craig E. LaBarge, President





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